Exhibit 99.03

                                Southern Company
                  Significant Factors Impacting EPS (See Notes)
                           (Excluding One-Time Items)


                             3 months ended December                    12 months ended December
                             ------------------------                   ------------------------
                           2005         2004       Change           2005        2004         Change
                           ----         ----       ------           ----        ----         ------
Consolidated Earnings-   $ 0.21       $ 0.24       $(0.03)        $ 2.14      $ 2.04          $0.10

Significant Factors:
--------------------
Retail Business                                     (0.04)                                     0.06
Competitive Generation                               0.02                                      0.06
Synthetic Fuels                                       -                                        0.01
Parent Company and Other                            (0.01)                                    (0.03)
                                                   ------                                    ------
Total                                              $(0.03)                                   $ 0.10
                                                   ======                                    ======



Notes

- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Excludes a one-time after tax gain of $24 million in December 2004 from the resolution of an IRS audit for the years 2000 and 2001.
- For 3 months ended December 2005 and 2004, diluted earnings per share are not more than 1 cent per share and are not material. For 12 months ended December 2005 and 2004, diluted earnings per share are (1) cent per share.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.